                                                                  EXHIBIT 4.1(c)

                             SUPPLEMENTAL INDENTURE

        SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of October 24, 1997, among Cactus Pete's, Inc., a Nevada corporation (the "Additional Guarantor"), Ameristar Casinos, Inc., a Nevada corporation (the "Company"), the other Guarantors listed on the signature pages hereto (the "Existing Guarantors") and First Trust National Association, as trustee under the indenture referred to below (the "Trustee").

                                    RECITALS

        A. The Company, as Issuer, and Ameristar Casino Las Vegas, Inc., a Nevada corporation, Ameristar Casino Council Bluffs, Inc., an Iowa corporation, Ameristar Casino Vicksburg, Inc., a Mississippi corporation, A.C. Food Services, Inc., a Nevada corporation and AC Hotel Corp., a Mississippi corporation, have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of July 15, 1997, providing for the issuance of an aggregate principal amount at maturity of $100,000,000 of 10 1/2% Senior Subordinated Notes due 2004 (the "Notes");

        B. Section 4.22 of the Indenture provides that under certain circumstances the Company is required to cause the Additional Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth in Article Eleven of the Indenture; and

        C. Pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

        1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        2. Agreement to Guarantee. The Additional Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company's Obligations on the terms and subject to the conditions set forth in Article Eleven of the Indenture and to be bound by all other provisions of the Indenture applicable to Guarantors, subject to the terms and conditions of the Indenture.

        3. No Recourse Against Others. A director, officer, employee, stockholder or incorporator, as such, of any Obligor or of the Trustee shall not have any liability for any


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obligations of any Obligor under the Notes, this Supplemental Indenture or the
Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

        4. Governing Law. THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

        5. Counterparts. This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.


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        7. Consent of Existing Guarantors; Status of Existing Guarantees. By its
execution hereof, each Existing Guarantor confirms that it is a Guarantor of the Company's Obligations pursuant to a Subsidiary Guarantee on the terms and conditions set forth in Article Eleven of the Indenture and hereby (i) consents to the execution of this Supplemental Indenture by the Company and the Additional Guarantor and to the addition to the Indenture of the Additional Guarantor, and (ii) confirms that the Subsidiary Guarantee to which it is a party is and shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                              ADDITIONAL GUARANTOR:
                              CACTUS PETE'S, INC., A NEVADA CORPORATION


                              By:    /s/ THOMAS M. STEINBAUER
                                 -------------------------------
                                     Name:  Thomas M. Steinbauer
                                     Title:  Vice President

        [Corporate Seal]

        Attest:
        By:    /s/ THOMAS M. STEINBAUER
           -------------------------------
               Name:  Thomas M. Steinbauer
               Title:  Secretary

        Dated: October 24, 1997


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                              COMPANY:
                              AMERISTAR CASINOS, INC., A NEVADA CORPORATION


                              By:    /s/ THOMAS M. STEINBAUER
                                 ----------------------------------
                                     Name:  Thomas M. Steinbauer
                                     Title:  Senior Vice President

        [Corporate Seal]

        Attest:
        By:    /s/ BRIAN E. KATZ
           -------------------------------
               Name:  Brian E. Katz
               Title:  Secretary

        Dated: October 24, 1997


                              EXISTING GUARANTORS:
                              AMERISTAR CASINO COUNCIL BLUFFS, INC.,
                              AN IOWA CORPORATION


                              By:    /s/ THOMAS M. STEINBAUER
                                 -------------------------------
                                  Name:  Thomas M. Steinbauer
                                  Title:  Vice President



        Attest:
        By:    /s/ THOMAS M. STEINBAUER
           -------------------------------
               Name:  Thomas M. Steinbauer
               Title:  Secretary

        Dated: October 24, 1997


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                              AMERISTAR CASINO LAS VEGAS, INC.,
                              A NEVADA CORPORATION


                              By:    /s/ THOMAS M. STEINBAUER
                                 -------------------------------
                                 Name:  Thomas M. Steinbauer
                                 Title:  Vice President

        [Corporate Seal]

        Attest:
        By:    /s/ THOMAS M. STEINBAUER
           ---------------------------------
               Name:  Thomas M. Steinbauer
               Title:  Secretary

        Dated: October 24, 1997


                              AMERISTAR CASINO VICKSBURG, INC.,
                              A MISSISSIPPI CORPORATION


                              By:    /s/ THOMAS M. STEINBAUER
                                 -------------------------------
                                 Name:  Thomas M. Steinbauer
                                 Title:  Vice President

        [Corporate Seal]

        Attest:
        By:    /s/ THOMAS M. STEINBAUER
           ---------------------------------
               Name:  Thomas M. Steinbauer
               Title:  Secretary

        Dated: October 24, 1997


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                              A.C. FOOD SERVICES, INC., A NEVADA CORPORATION


                              By:    /s/ THOMAS M. STEINBAUER
                                 -------------------------------
                                 Name:  Thomas M. Steinbauer
                                 Title:  Vice President

        [Corporate Seal]

        Attest:
        By:    /s/ THOMAS M. STEINBAUER
           ---------------------------------
               Name:  Thomas M. Steinbauer
               Title:  Secretary

        Dated: October 24, 1997


                              AC HOTEL CORP., A MISSISSIPPI CORPORATION


                              By:    /s/ THOMAS M. STEINBAUER
                                 -------------------------------
                                 Name:  Thomas M. Steinbauer
                                 Title:  Vice President

        [Corporate Seal]

        Attest:
        By:    /s/ THOMAS M. STEINBAUER
           ---------------------------------
               Name:  Thomas M. Steinbauer
               Title:  Secretary

        Dated: October 24, 1997


                              FIRST TRUST NATIONAL ASSOCIATION,
                              AS TRUSTEE


                              By:    /s/ RICHARD H. PROKOSCH
                                 -------------------------------
                                 Name:  Richard H. Prokosch
                                 Title:  Trust Officer




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